Exhibit 99.1

Entercom Communications Corp.

Reports Record Quarterly Results

Same Station Net Revenues Increased 3%

Net Income per Share Increased 17%

(Bala Cynwyd, Pa. November 4, 2005) Entercom Communications Corp. (NYSE: ETM) today reported record financial results for the quarter ended September 30, 2005.

The Company achieved record-breaking third quarter results in net revenues, station operating income, station operating income margin and free cash flow.

For the third quarter as compared to the prior year:

•                  Net revenues increased 2% to $115.0 million and station operating expenses decreased marginally to $63.2 million from $63.5 million.

•                  Same station net revenues increased 3% to $115.0 million and same station operating expenses increased 2% to $63.2 million.

•                  Same station operating income increased 5% to $51.8 million.

•                  Net income per share increased 17% to $0.48.

•                  Pro forma net income per share, excluding gain/loss on sale or disposition of assets, financial instruments and investments, loss from extinguishment of debt and expenses related to a natural disaster, increased 12% to $0.48 from $0.43.

David J. Field, President and Chief Executive Officer stated, “I am pleased to salute the Entercom team for their impressive performance.   Notwithstanding the dampening effect of several recent format changes and the devastating impact of Hurricane Katrina on New Orleans, which represents 6% of the Company’s revenues, Entercom posted record-breaking results in the third quarter.  Same-station revenue grew 3%, significantly outpacing our markets, which were flat during the quarter.  Prudent expense management enabled us to grow same-station operating income by 5% and Net Income Per Share increased 17%.  Finally, I want to commend the Entercom New Orleans team for their extraordinary and heroic efforts during these trying times.  They have exemplified local radio at its very best, providing a true lifeline to the community during its time of need, as recognized by a number of international news organizations including The New York Times, the Wall Street Journal, CNBC’s Hardball, Reuters, AP, and the Los Angeles Times.  We could not be prouder.”

Entercom owns six radio stations in the New Orleans market including the nationally recognized news leader, WWL 870 AM. The New Orleans market has historically represented approximately six percent of Entercom’s operating results.  From the time hurricane Katrina emerged as a credible threat, Entercom’s WWL-AM provided a constant stream of emergency news and information to the people of New Orleans and the Gulf Coast.  In a story dedicated to WWL-AM, the LA Times called the New Orleans station “a lifeline sent by airwave.” In a similar article, The Wall Street Journal commended WWL and noted, “WWL’s ability to continue broadcasting was vital for stranded listeners.”  The United States Library of Congress has chosen to honor WWL-AM’s website, www.wwl.com, for its contributions to the New Orleans community both during and after Hurricane Katrina.

Included in the third quarter Corporate General and Administrative Expenses was a donation of $250,000 by the Company to the Entercom Employee Relief Fund which, together with donations by employees and friends of Entercom, provides funds to the Company’s employees in the region who sustained personal loss.

The Company recognized $1.7 million in expenses related to a natural disaster, as a separate line item. This amount reflects the effect of Hurricane Katrina on the operations of the Company’s radio stations located in the New Orleans market. These expenses were primarily due to a $1.5 million increase in the accounts receivable reserve and damage to certain broadcasting equipment.  Further adjustments to accounts receivable reserve related to the effect of Hurricane Katrina may be required in future periods.

Additional information

For the second year in a row, Forbes Magazine named Entercom to its list of Best 200 Small Companies.

During the first week of October 2005, Entercom completed the acquisition of three stations (WROQ-FM, WTPT-FM and WGVC-FM) in Greenville/Spartanburg, South Carolina, in the amount of $45.0 million and the disposition of three stations with weaker signals in the same market (WSPA-AM, WOLI-FM and WOLT-FM) in the amount of $6.7 million.  The addition of these new stations to Entercom’s existing operations improves the market position as the top cluster in this rapidly growing market.

The weighted average of basic shares outstanding as of September 30, 2005, was 45.8 million, while the weighted average of diluted shares outstanding for the quarter was 46.0 million.  As of September 30, 2005, the Company had $13.0 million in cash and cash equivalents. The Company had outstanding $343.3 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

Fourth Quarter Guidance

Based on the current business outlook, the Company expects to report fourth quarter net revenues of $107 - $109 million, which includes the partial period results of acquisitions and divestitures during the quarter.  On a same station basis, the results represent net revenues of flat to minus 2%.  However, prior year’s net revenues benefited by $4 million in political revenues and eleven additional Boston Red Sox post-season games in the quarter. In addition, New Orleans (which represents 6% of the Company’s revenues) is continuing to experience the extraordinarily disruptive effects of Hurricane Katrina.  Collectively, the impact of Katrina, the Red Sox and political comps are substantially altering the Company’s Q4 reported same-station results.

We expect to achieve a slight decrease in same station operating expenses.

For purposes of same station comparisons, last year’s same station fourth quarter net revenues were $107.7 million and station operating expenses were $60.6 million

Reconciliation of prior year reported and same station results are available on the Company’s website.

Earnings Conference Call and Company Information

The Company will hold a conference call regarding the quarterly earnings release on Friday, November 4 at 9:00 AM Eastern Time.   The public may access the conference call by dialing 888-677-1802.  A replay of the conference call will be available through November 11, 2005 by dialing  800-925-4890.   A webcast of the conference call will be available beginning 24 hours after the call on the Company’s website for a period of two weeks.  The Company’s website is located at www.entercom.com.

Entercom is the nation’s fourth largest radio broadcaster, with operations in Boston, Seattle, Denver, Portland, Sacramento, Kansas City, Indianapolis, Milwaukee, New Orleans, Norfolk, Buffalo, Memphis, Providence, Greensboro, Greenville/Spartanburg, Rochester, Madison, Wichita, Wilkes- Barre/Scranton and Gainesville/Ocala.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share.

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance. You should not consider these non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses); expenses related to a natural disaster; and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. The Company includes in the same station operating data the effects of changes in status of significant contracts that: (i) relate to operations; (ii) have a significant effect on the net revenues and or station operating expenses of a particular market; and (iii) are accounted for as a separate business unit.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission.

Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Third Quarter 2005

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

CONDENSED CONSOLIDATED FINANCIAL DATA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
CONDENSED STATEMENTS OF OPERATIONS

Net Revenues	$115,001	$112,507	$328,797	$313,222

Station Operating Expenses	63,247	63,530	187,248	180,409
Corporate General and Administrative Expenses, Including Non-Cash Compensation Expense of $215 and $168 for the Three Months Ended September 30, 2005 and 2004, Respectively, and $661 and $485 for the Nine Months Ended September 30, 2005 and 2004, Respectively.	4,611	4,038	14,209	11,689
Depreciation and Amortization	3,901	4,014	11,884	11,794
Expenses Related To A Natural Disaster	1,714	—	1,714	—
Time Brokerage Agreement (Income) Expense	—	615	(24)	796
Net (Gain) Loss on Sale or Disposition of Assets	56	(8)	(5,436)	741
Operating Income	41,472	40,318	119,202	107,793

Other Expense (Income) Items:
Interest Expense, Including Amortization of Deferred Financing Costs of $329 and $300 for the Three Months Ended September 30, 2005 and 2004, Respectively, and $986 and $788 for the Nine Months Ended September 30, 2005 and 2004, Respectively.	7,618	5,668	21,620	15,286
Interest Income	(103)	(56)	(237)	(165)
Loss on Extinguishment of Debt	—	1,387	—	1,387
Net (Gain) Loss on Derivative Instruments	(527)	268	(1,071)	(763)
(Gain) Loss on investments	(1,543)	—	(2,612)	176
Total Other Expense	5,445	7,267	17,700	15,921

Income Before Income Taxes	36,027	33,051	101,502	91,872
Income Taxes	13,949	12,790	38,912	35,615
Net Income	$22,078	$20,261	$62,590	$56,257
Net Income Per Share - Basic	$0.48	$0.41	$1.35	$1.11
Net Income Per Share - Diluted	$0.48	$0.41	$1.34	$1.10

Weighted Common Shares Outstanding - Basic	45,825	49,523	46,430	50,684
Weighted Common Shares Outstanding - Diluted	46,001	49,767	46,617	51,041

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$2,814	$2,272	$7,636	$5,637
Income Taxes Paid	$2,825	$2,850	$9,699	$9,385

	September 30,
	2005	2004

SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$12,962	$11,135
Working Capital	89,697	86,112
Total Assets	1,670,536	1,677,374
Senior Debt	343,263	355,281
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	963,725	991,392

	Three Months Ended September 30,
	2005	2004
OTHER FINANCIAL DATA
Same Station Computations:
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$115,001	$112,507
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	(1,212)
Same Station Net Revenues	$115,001	$111,295

Station Operating Expenses - Reconciliation of Same Station Operating Expenses to GAAP:
Station Operating Expenses as Reported	$63,247	$63,530
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	(1,759)
Same Station Operating Expenses	$63,247	$61,771

Reconciliation of Station Operating Income and Same Station Operating Income to GAAP (Operating Income):
Operating Income as Reported	$41,472	$40,318
Corporate General and Administrative Expenses	4,611	4,038
Depreciation and Amortization	3,901	4,014
Expenses Related To A Natural Disaster	1,714	—
Net Time Brokerage Agreement Fees	—	615
Net (Gain) Loss on Sale or Disposition of Assets	56	(8)
Station Operating Income	51,754	48,977
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	547
Same Station Operating Income	$51,754	$49,524

Reconciliation of Free Cash Flow to GAAP (Net Income):
Net Income as Reported	$22,078	$20,261
Depreciation and Amortization	3,901	4,014
Deferred Financing Costs Included in Interest Expense	329	300
Non-Cash Compensation Expense	215	168
Expenses Related To A Natural Disaster	1,714	—
Net (Gain) Loss on Sale or Disposition of Assets	56	(8)
Loss on Extinguishment of Debt	—	1,387
Net (Gain) Loss on Derivative Instruments	(527)	268
Gain on investments	(1,543)	—
Income Taxes	13,949	12,790
Capital Expenditures	(2,814)	(2,272)
Taxes Paid	(2,825)	(2,850)
Free Cash Flow	$34,533	$34,058

Reconciliation of Free Cash Flow to GAAP (Operating Income):
Operating Income as Reported	$41,472	$40,318
Depreciation and Amortization	3,901	4,014
Non-Cash Compensation Expense	215	168
Expenses Related To A Natural Disaster	1,714	—
Interest Expense, Net of Interest Income and Deferred Financing Costs	(7,186)	(5,312)
Capital Expenditures	(2,814)	(2,272)
Net (Gain) Loss on Sale or Disposition of Assets	56	(8)
Taxes Paid	(2,825)	(2,850)
Free Cash Flow	$34,533	$34,058

Reconciliation of Pro Forma Net Income Per Share - Diluted to GAAP
Net Income Per Share - Diluted as Reported	$0.48	$0.41
Loss on Extinguishment of Debt, Net of Tax Benefit	—	0.02
Net (Gain) Loss on Sale or Disposal of Assets, Net of Tax Provision or Tax Benefit	0.00	(0.00)
Net (Gain) Loss on Derivative Instruments, Net of Tax Provision or Tax Benefit	0.00	0.00
Expenses Related To A Natural Disaster, Net of Tax Benefit	0.02	—
Gain on Investments, Net of Tax Provision	(0.02)	—
Pro Forma Net Income Per Share - Diluted	$0.48	$0.43

Weighted Common Shares Outstanding - Basic	45,825	49,523
Weighted Common Shares Outstanding - Diluted	46,001	49,767

PRIOR YEAR’S DATA

Fourth Quarter 2004 For Comparison To Fourth Quarter 2005 Estimates

Three Months Ended December 31, 2004
Reconciliation of Fourth Quarter 2004 Same Station Net Revenues to GAAP (Net Revenues):
Net Revenues as Reported	$110,233
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(2,571)
Same Station Net Revenues	$107,662

Reconciliation of Fourth Quarter 2004 Same Station Operating Expenses to GAAP (Station Operating Expenses):
Station Operating Expenses as Reported	$64,265
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(3,675)
Same Station Operating Expenses	$60,590

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647